EXHIBIT 4.6

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) dated as of October 25, 2005, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of April 11, 2003 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have consented to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.	Amendments.

2.1	Section 2.03(a)(ii)(C) of the Credit Agreement is amended to read as follows.

the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer has approved such expiry date;

2.2	The first sentence of Section 2.03(g) of the Credit Agreement is amended to read as follows:

If, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).

3. Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors and the Lenders.

4. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5. Amendment is a “Loan Document”; Reaffirmation of Representations and Warranties. This Amendment is a Loan Document. Each Loan Party represents and warrants that, immediately prior to and immediately after giving effect to this Amendment, each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

6. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fifth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC. a Wisconsin corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:	CHILDCRAFT EDUCATION CORP., a New York corporation
CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation
SPORTIME, LLC, a Delaware limited liability company
GLOBAL VIDEO, LLC, a Wisconsin limited liability company
PREMIER AGENDAS, INC., a Washington corporation
FREY SCIENTIFIC, INC., a Delaware corporation
AMALGAMATED WIDGETS, INC., a Wisconsin corporation
SAX ARTS & CRAFTS, INC., a Delaware corporation
CALIFONE INTERNATIONAL, INC., a Delaware corporation
DELTA EDUCATION, LLC, a Delaware limited liability company

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Treasurer

[Signature Pages Continue]

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Karen Weathers
	Name:	Karen Weathers
	Title:	Senior Vice President

LASALLE BANK, NATIONAL ASSOCIATION

	By:	/s/ Lou D. Banach
	Name:	Lou D. Banach
	Title:	Senior Vice President & Senior Regional Advisor

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sabir Hashmy
	Name:	Sabir Hashmy
	Title:	Vice President

HARRIS N.A.

	By:	/s/ Ronald V. Redd
	Name:	Ronald V. Redd
	Title:	Vice President

NATIONAL CITY BANK OF THE MIDWEST
(f.k.a. National City Bank of Michigan/Illinois)

	By:	/s/ Tiffany Cozzolino
	Name:	Tiffany Cozzolino
	Title:	Vice President

[Signature Pages Continue]

ASSOCIATED BANK, N.A.

By:	/s/ Thomas M. Toerpe
Name:	Thomas M. Toerpe
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Mark Wrigley
Name:	Mark Wrigley
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Matthew Krajniak
Name:	Matthew Krajniak
Title:	Assistant Vice President

ST. FRANCIS BANK

By:	/s/ Paul W. Jelacic
Name:	Paul W. Jelacic
Title:	Vice President

BANK OF SCOTLAND

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Assistant Vice President